UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenhouse Solutions Inc.

 (Exact name of Registrant as specified in its charter)

                                      Nevada

 (State or other jurisdiction of incorporation or organization)

                                       3524

 (Primary Standard Industrial Classification Code Number)

                                    Pending

 (I.R.S. Employer Identification Number)

         4 Research Dr., Suite 402, Shelton, Connecticut, 06484; Phone: (203) 242-3065; Fax: (203) 402-7201

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

Michael Grischenko, C.E.O.

       4 Research Dr., Suite 402, Shelton, Connecticut, 06484; Phone: (203) 242-3065; Fax: (203) 402-7201

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer [  ]                                                                                 Accelerated Filer    [  ]

 Non-Accelerated Filer [  ]  (Do not check if a smaller reporting company)            Smaller Reporting Company [x]

Proposed
		Maximum	Proposed Maximum
Class of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Share	Price	Registration Fee (1)

Common Stock	35,000,000	$0.010	$350,000	$24.95

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Greenhouse Solutions Inc.

SHARES OF COMMON STOCK

3,500,000 MINIMUM - 35,000,000 MAXIMUM

Before this Offering, there has been no public market for our common stock.  In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by the Financial Industry Regulatory Authority.  There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 3,500,000 and a maximum of 35,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.010 per share.  In the event that 3,500,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind.  If at least 3,500,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund.  Funds will be held in a separate account.  The foregoing account is not an escrow, trust, or similar account.  It is merely a separate account under our control where we will segregate your funds.  There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by Michael Grischenko and Natalya Lastovka, our Directors.  Our Directors will not receive any commissions or proceeds from the offering for selling shares on our behalf.

If we raise only the minimum amount of proceeds from this offering we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 7.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.010	$0.0025	$0.0075
Per Share - Maximum	$0.010	$0.00025	$0.00975
Minimum	$35,000	$8,575	$26,425
Maximum	$350,000	$8,575	$341,425

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 21, 2010.

PROSPECTUS SUMMARY

 The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 7. In addition, certain statements are forward-looking statements which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Greenhouse Solutions”, “Company”, “we”, “our”, or “us” refer to Greenhouse Solutions Inc. and its wholly owned subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires. Our consolidated financial statements include the accounts of our subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual  results  may  differ   materially   from  those   anticipated  in  these forward-looking  statements  for many  reasons,  including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on April 8, 2009. Our plan is to import and sell urban gardening products and greenhouses to the North American market.

As of March 31, 2010 we have generated $5,764 in revenues from sales of greenhouses, and have incurred $6,202 in losses since our inception on April 8, 2009. We have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our directors to fund our operations.  We are a development stage company and we do not expect to generate revenue for the next 12 months which would be sufficient to sustain our operations.  Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities.  Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (April 8, 2009) to March 31, 2010, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This Offering and any investment in our common stock involves a high degree of risk.  If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. If we raise only the minimum amount of proceeds from this offering we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.  Please review the "Risk Factors" starting on page 7 of this offering.

Our Directors collectively own 100% of the outstanding shares of our common stock as of the date of this Offering.  If minimum amount of the shares will be sold, our Directors will own 63.92% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive offices are located at 4 Research Dr., Suite 402, Shelton, Connecticut, 06484, and our telephone number at that address is (203) 242-3065.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	3,500,000 shares of common stock minimum and 35,000,000 shares of common stock maximum, par value $0.001
Offering price per share:	$ 0.010
Offering period:	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.
Net proceeds to us:	Approximately $26,425 assuming the minimum number of shares is sold. Approximately $341,425 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (i)
Number of shares outstanding before the offering:	6,200,000
Number of shares outstanding after the offering:	9,700,000 (if minimum number of shares are sold) 41,200,000 (if maximum number of shares are sold)

 (i) If the minimum amount of the shares is sold we will use the proceeds to pay for offering expenses of $8,575.  Of the $8,575, the amounts to be paid from the proceeds for expenses of the offering are: $4,500 for audit and accounting fees; $800 for filing fees; $2,500 for legal fees; $25 for registration fee; and $750 for transfer agent fees.  We will use the rest of the funds (net of offering expenses) for inventory purchase ($10,000), logistics ($2,000), advertising ($3,000), payment of current liabilities ($2,734) and for general working capital ($8,691).

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

From inception
(April 8, 2009) to
March 31,
2010
Revenue	$5,764
Expenses	$8,841
Net Income (Loss)	$(6,202)

Balance Sheet Data:

As of March 31,
2010
Working Capital (deficit)	$(2)
Total Assets	$3,932
Total Liabilities	$3,934

As of March 31, 2010, we had a working capital deficit of $2 and accumulated losses of $6,202 since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading price of our securities could decline, and you might lose all or part of your investment.

RISK FACTORS RELATED TO OUR INDUSTRY

The lawn and garden industry is subject to cycles in the general economy. A downturn in the economy could reduce consumer spending on our products which could decrease our net sales and operating margins.

A downturn in the economy may reduce consumer spending by decreasing the overall demand for greenhouses and other gardening equipment, which could adversely affect our revenues, cash flow and profits. A slowdown in economic activity could adversely affect our results. Our business ultimately depends on consumer discretionary spending on greenhouses and other gardening equipment, which is influenced by factors beyond our control, including general economic conditions, the availability of discretionary income and credit, weather, consumer confidence and unemployment levels. Any material decline in the amount of consumer discretionary spending on gardening equipment could harm our business.

 Lawn and garden sales are highly seasonal which could impact our cash flow and operating results.

Our operating results may vary significantly from period-to-period due to seasonal factors that may have an effect on the demand for our urban gardening products. Demand for gardening products in general typically declines over the winter season, while sales are generally higher during the spring and summer months. The seasonal nature of our operations may result in significant fluctuations in our working capital throughout the year. Such fluctuations may adversely affect our operations and cash flows.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions. The consequences of a recession may include a lower level of economic activity and consumer spending. The lower level of economic activity might result in a decline in the level of consumer spending, which may materially adversely affect our business. Instability in the financial markets, as a result of recession or otherwise, also may affect our ability to raise capital.

Unseasonable weather could have a negative impact on our business and financial results.

Demand for greenhouses and other gardening products is influenced by weather, particularly weather during the peak gardening season. As a result, our business could be adversely affected by certain weather patterns such as unseasonably cool or warm temperatures.

 We operate in very competitive markets and may be unable to compete effectively in the lawn and garden industry

The markets in which we operate are highly competitive. We compete with a number of other manufacturers and distributors that produce and sell similar products. Our products will primarily compete on the basis of product design, price and product quality. Some of our competitors are companies, or divisions, units or subsidiaries of companies that are larger and have greater financial and other resources than we do. Many of our competitors may afford to sell their products at prices lower than us. Our most price sensitive customers may be more likely to purchase the lower price point products in a more challenging economic environment. The products we plan to re-sell may not be able to compete successfully with the products of our competitors. In addition, our competitors may foresee the course of market development more accurately than we do, have the ability to acquire similar products at a lower cost than we can, or adapt more quickly than we do to new technologies, designs, or evolving regulatory, industry, or customer requirements. As a result, the products we re-sell may not be able to compete successfully with their products. We may encounter increased competition in the future from existing competitors or new competitors. . The strong competition that we face in the greenhouse market may prevent us from achieving our revenue goals, which may have a material adverse affect on our business. We expect these competitive pressures in our markets to remain strong.

RISK FACTORS RELATED TO OUR COMPANY

We are mainly dependent upon the funds to be raised in this offering to advance our business and provide for general working capital.

We are a startup company and we have limited operations.  We need the proceeds from this offering to pay for inventory, marketing, professional fees, travel and general and administrative expenditures.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.  If we are not able to obtain needed financing, we may have to cease operations and investors will lose all of their investment.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering 3,500,000 shares of common stock minimum, 35,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers.  In the event that 3,500,000 shares are not sold within 180 days of the effective date of our Prospectus, or within an additional 90 days if we choose so, all money received by us will be promptly, returned to you with interest and without deduction of any kind.   We will return your funds to you in the form a cashier’s check sent by Federal Express on the 181st day or, if extended, on the 271st day.  If at least 3,500,000 shares are sold within 180 days of the effective date of our Prospectus or, if extended, within the additional 90 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days or, if extended, 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days or, if extended, 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

We depend on our relationships with our vendors and a disruption of these relationships or of our vendors’ operations could have an adverse effect on our business and results of operations.

There are a limited number of greenhouse and other gardening equipment manufacturers and, accordingly, we rely on a limited number of manufacturers of products we plan to re-sell. Our business depends on developing and maintaining productive relationships with these vendors. There can be no assurance that these suppliers will supply products to us on favorable terms, or at all. In addition, our failure to promptly pay or order sufficient quantities from our vendors may result in an increase in the cost of the products we purchase or may lead to vendors refusing to sell products to us at all. To the extent that we would be required to find replacements for our manufacturers, a change in manufacturers could result in cost increases, time delays in deliveries and a loss of customers, any of which could have a material adverse effect on us.

We currently do not have long-term agreements with any of our potential manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time in the future.

We could be subject to product liability, personal injury or other litigation claims which could have an adverse effect on our business, financial condition and results of operations.

Purchasers of our products, or their employees or customers, could be injured or suffer property damage from exposure to, or defects in, products we sell or distribute, or have sold or distributed in the past, and we could be subject to claims, including product liability or personal injury claims. These claims may not be covered by insurance and vendors may be unwilling or unable to satisfy their indemnification obligations to us with respect to these claims. As a result, the defense, settlement or successful assertion of any future product liability, personal injury or other litigation claims could cause us to incur significant costs and could have an adverse effect on our business, financial condition, results of operations or cash flows.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on April 8, 2009, have realized $5,764 in revenues from sales of greenhouses and incurred $6,202 in losses since inception.  We have minimal operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to incur net operating losses in future periods because we will be incurring expenses and generating revenues, which may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your investment.

Our registered independent auditors have discussed their uncertainty regarding our business operations in their audit report dated May 20, 2010.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

We depend on key personnel.

 Our future  success  will  depend  in  part  on the  continued  service  of key personnel,  particularly, Michael Grischenko our  President, Chief  Executive Officer and Director, Natalya Lastovka our Secretary and Treasurer.  We have not entered into employment agreements with our Directors and Officers. If any of them will choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to sell our current inventory and harm the market’s perception of us. Our future success will also depend on our ability to attract and retain key managers, sales people, and others.  We face intense competition for these individuals from well-established multinational, national, and regional wholesale and retail companies.  We may not be able to attract qualified new employees, which may have a material adverse effect on our results of operations and financial condition.

Our officers, directors, consultants and advisors are not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our directors are not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time, or any business opportunities which they may encounter, between our operations and those of other businesses.

Currently, Mr. Michael Grischenko, our President, Chief Executive Officer and Director, and Mrs. Natalya Lastovka, our Secretary and Treasurer, each commit between 25% and 35% of their time to our business in their capacities as officers and directors. Nevertheless, if the execution of our business plan demands more time than is currently committed by any of our officers, directors, consultants or advisors, they will be under no obligation to commit such additional time, and their failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Because our management has limited experience running a gardening products distribution business, our business has a higher risk of failure.

Our directors have limited experience running a gardening products distribution business. As a result, we may not be able to recognize and take advantage of opportunities without aid of qualified consultants. As well, with no direct experience, our management may not be fully aware of industry trends. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Greenhouse Solutions Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Greenhouse Solutions Inc. will need to come through appreciation of the stock’s price.

Because our Directors will own 63.92% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors, Michael Grischenko and Natalya Lastovka own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 63.92% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes, and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal auditing, and other finance staff in order to develop and implement appropriate additional internal controls, processes, and reporting procedures.  If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the  Sarbanes-Oxley  Act and current SEC regulations, beginning  with our  annual  report on Form 10-K for our  fiscal  period  ending March  31, 2010, we will be required to prepare  assessments  regarding internal controls over  financial  reporting and beginning with our annual report on Form 10-K for our  fiscal  period  ending  March 31,  2011,  furnish a report by our management on our internal control over financial  reporting. We have begun the process of documenting and testing our internal  control  procedures in order to satisfy these  requirements,  which is likely to result in increased general and administrative  expenses  and may  shift  management  time  and  attention  from revenue-generating  activities to compliance activities.  While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis.  There also can be no assurance that our auditors will be able to issue an unqualified opinion on management’s assessment of the effectiveness of our internal control over financial reporting.  Failure to achieve and maintain an effective   internal control   environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition,  in connection with our on-going assessment of the effectiveness of our  internal  control  over  financial  reporting,  we may  discover  "material weaknesses" in our internal controls as defined in standards  established by the Public Company Accounting  Oversight Board, or the PCAOB.  A material weakness is a significant  deficiency,  or  combination of  significant  deficiencies,  that results in more than a remote  likelihood  that a material  misstatement  of the annual or interim  financial  statements will not be prevented or detected.  The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material  weakness is identified,  we will employ  qualified personnel  and adopt and  implement  policies  and  procedures  to  address  any material  weaknesses  that we identify.  However,  the process of designing  and implementing effective internal controls is a continuous effort that requires us to  anticipate  and  react to  changes  in our  business  and the  economic  and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting  obligations as a public  company.  We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.  Any failure to complete our  assessment  of our  internal  control over financial  reporting,  to remediate any material weaknesses that we may identify or to implement new or improved controls,  or difficulties  encountered in their implementation,  could harm our operating results,  cause us to fail to meet our reporting  obligations  or result in  material  misstatements  in our  financial statements.  Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure  to  remediate  any  material  weaknesses  that we may  identify,  would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley  Act.  Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act and other applicable securities rules and regulations. None of our senior executives have managed a public company. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither we nor our selling stockholders have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active  trading market does  develop,  the  market  price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.

The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

      -   variations in our quarterly operating results;

     -    changes in general economic conditions;

     -    announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

     -    loss of a major customer, partner or joint venture participant; and

     -    the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

You could be diluted from our future issuance of capital stock and derivative securities.

As of June 21, 2010, we had 6,200,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.  To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

If our common stock is accepted for quotation on the OTC Bulletin Board, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

      -   that a broker or dealer approve a person's account for transactions in penny stocks; and

      -   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      -   obtain financial information and investment experience objectives of the person; and

      -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     -   sets forth the basis on which the broker or dealer made the suitability determination; and

     -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may  make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

We expect the market for our common shares to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future  plans,  strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our products, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the water treatment systems industry,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.  We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

Our Offering is being made on a self underwritten basis - with a minimum of $35,000 in gross proceeds.  The table below sets forth the use of proceeds if $35,000 (i.e. gross proceeds of the minimum offering) or $350,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

	Minimum Offering Proceeds (Gross: $35,000)	Maximum Offering Proceeds ( Gross: $350,000)
Gross proceeds	$35,000	$350,000
Offering expenses	8,575	8,575
Net proceeds	$26,425	$341,425

We intend to use the net proceeds as follows:

	Minimum Offering Proceeds (Net: $26,425)	Maximum Offering Proceeds ( Net: $341,425)
Inventory	$10,000	$150,000
Liabilities	2,734	3,934
Logistics	2,000	30,000
Marketing, advertising	3,000	80,000
General and administrative	8,691	77,491
TOTAL	$23,971	$341,425

Total offering expenses are approximately $8,575.  Of the $8,575, the amounts to be paid from the proceeds for expenses of the offering are: $4,500 for audit and accounting fees; $800 for filing fees; $2,500 for legal fees; $25 for registration fee; and $750 for transfer agent fees.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $350,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

  our cash requirements;
  the proceeds to be raised by the offering;
  our lack of operating history; and
  the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of March 31, 2010, the net tangible book value of our shares of common stock was a deficit of $(2) or approximately $(0.00) per share based upon 6,200,000 shares outstanding.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 41,200,000 shares to be outstanding will be $341,423, or approximately $0.0083 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $0.0017 per share.  The net tangible book value of the shares held by our existing shareholder will be increased by $0.0073 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.010 per share to $0.0083 per share.

After completion of this Offering, if 35,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 84.95% of the total number of shares then outstanding shares for which the shareholders acquiring shares will have made cash investment of $350,000, or $0.010 per share.  Our existing shareholders will own approximately 15.05% of the total number of shares then outstanding, for which they have made contributions of cash of $6,200, or $0.001 per share.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 3,500,000 shares are sold, the net tangible book value of the 9,700,000 shares to be outstanding will be $26,423 or approximately $ 0.0027 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0073 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.0017 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.010 per share to $ 0.0027 per share.

After completion of this Offering, if 3,500,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 36.08% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $35,000, or $0.010 per share.  Our existing shareholders will own approximately 63.92% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $6,200, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.00)
Net tangible book value per share after offering	$0.0083
Increase to present stockholders in net tangible book value per share after offering	$0.0073
Capital contributions	$6,200
Number of shares outstanding before the offering	6,200,000
Number of shares after offering held by existing stockholders	6,200,000
Percentage of ownership after offering	15.05%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.010
Dilution per share	$0.0017
Capital contributions	$350,000
Number of shares after offering held by public investors	35,000,000
Percentage of ownership after offering	84.95%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.00)
Net tangible book value per share after offering	$0.0027
Increase to present stockholders in net tangible book value per share after offering	$0.0017
Capital contributions	$6,200
Number of shares outstanding before the offering	6,200,000
Number of shares after offering held by existing stockholders	6,200,000
Percentage of ownership after offering	63.92%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.010
Dilution per share	$0.0073
Capital contributions	$35,000
Number of shares after offering held by public investors	3,500,000
Percentage of ownership after offering	36.08%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 3,500,000 shares of common stock minimum, 35,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers. The offering price is $0.010 per share.  In the event that 3,500,000 shares are not sold within 180 days of the effective date of our Prospectus, or within an additional 90 days if we choose so, all money received by us will be promptly, returned to you with interest and without deduction of any kind.   We will return your funds to you in the form a cashier’s check sent by Federal Express on the 181st day or, if extended, on the 271st day.  If at least 3,500,000 shares are sold within 180 days of the effective date of our Prospectus or, if extended, within the additional 90 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days or, if extended, 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days or, if extended, 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the Offering.  You will not have the right to withdraw your funds during the Offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the Offering or if there is a material change in the terms of the Offering.  The following are material changes that would entitle you to a refund of your money:

-        a change in the offering price;

-        a change in the minimum sales requirement;

-        a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-        a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-        an extension of the offering period beyond 270 days.

We will sell the shares in this Offering through our Directors, Michael Grischenko and Natalya Lastovka.  They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.    The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.     The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check or certified funds to us for acceptance or rejection.  All checks for subscriptions must be made payable to Greenhouse Solutions Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the start-up stage of operations and have generated minimal revenues.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in inventory, shipping, and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance and increases in travel expenditures. To become profitable and competitive, we have to successfully promote and increase sales and distribution of our products.

We anticipate relying on equity sales of our common stock in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on April 8, 2009, through March 31, 2010.

Our results of operations, as reported in our consolidated financial statements, incorporate results of operations of our wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

During the period from April 8, 2009 (inception), March 31, 2010, we have generated $5,764 in revenues from sale of greenhouses and incurred $6,202 in losses since inception.  As of March 31, 2010, we incurred $8,841 in operating costs including $3,500 for accounting and audit fees; $1,000 for consulting, $1,200 for executive compensation; $838 for organization costs and $2,303 for other general and administrative costs. We hired consultants in the areas of bookkeeping and accounting.  We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Since inception, we have sold 6,200,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $6,200.

We have reserved the domain name www.greenhouselife.com in anticipation of future expansion. We have not developed our website as of the date of this offering.

Liquidity and Capital Resources

As of March 31, 2010, our total assets consisted of cash of $3,932, and our total liabilities were $3,934 for a total working capital deficit of $(2). During the period from April 8, 2009 (inception) through March 31, 2010 we have financed our operations through the issuance of 6,200,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $6,200 and revenues of $5,764 from the sale of greenhouses.

We expect to incur substantial losses over the next two years.  As of March 31, 2010, we had cash of $3,932 and we believe that we need approximately an additional $35,000 to meet our working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan (see Plan of Operations, page 24). As of the date of this Registration Statement we do not have any other arrangements of sources of financing beside anticipated proceeds from this offering and proceeds from future sales of our products.

We anticipate future capital requirements for financing of our ongoing operations to be approximately $80,000 per year. In addition we will require approximately $250,000 over the five-year period for introduction of the new products, new product categories and expansion of our sales territories.

Due to the “start up” nature of our business, we expect to incur losses as it expands.  To date, our cash flow requirements have been primarily met by debt and equity financings.   Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

We were formed on April 8, 2009. Our plan is to import and sell urban gardening kits to the American market. We do not manufacture the products we offer for sale.

Urban Gardening and the Greenhouse Industry

Urban and backyard gardeners can use greenhouses to extend their growing seasons and keep plants protected from cooler night time temperatures. Greenhouses can also increase the yield from vegetable plants in a smaller space due to a warmer temperature inside the greenhouse than outside air. Urban gardeners with a limited space for growing vegetables, flowers and herbs may use greenhouses in their back yards as well as smaller versions on balconies and patios.

Greenhouses

Function

With a greenhouse, gardeners have the ability to control their plants' growing environment. The greenhouse helps maintain heat, which tropical plants and seedlings need; humidity, which several vegetables, such as peppers, grow well in; and keeps out pests and animals. In a greenhouse, the gardener can also regulate the amount of water the plants receive, so drought and flood are less of an issue. One benefit of owning a greenhouse is that the gardener can extend their growing season. This is desirable in cooler, northern climates where the growing season lasts only a few months, not nearly long enough for some vegetables to be harvested.

Features

Greenhouses work by sunlight entering through the windows and the resulting energy, or heat, is then trapped inside. Plants then benefit from the light and the warmth of the greenhouse. Most greenhouses also include some sort of opening window or fan to help keep the heat from becoming too excessive. Because the greenhouse is enclosed, the heat remains inside overnight, continuing to keep the plants warm and helping them grow without fighting frost or cold dew. There are also irrigation systems using drip tubes to water the plants. Monitors can be used to track temperature and humidity, turning the fan on or off when needed.

Types

There are four main types of greenhouse building styles: free standing, lean-to, window mount and even span. A freestanding greenhouse is a standalone building. Size and shape can vary, but it has the most exposure, with all four sides made from the chosen greenhouse material. Lean-tos are a good option for homeowners with limited back yard space. They offer a "half" green house; one side from the center attaches to an existing structure—a side of a house or garage --and the other is a traditional greenhouse structure. For homeowners with a great deal of property but restrictions on freestanding buildings, an even span greenhouse is a good option. An even-span is a full-size structure that has one end attached to another building. It is usually the largest and most costly option, but it provides more usable space and can be lengthened. A window mounted greenhouse can be used in a house or apartment setting. It is an elongated window that extends outward from the house a foot or so and can contain two or three shelves that can be used for growing plants.

Materials

Glass is relatively inexpensive and easy to maintain but breaks easily. It's also harder to control internal temperatures because glass magnifies heat and moisture. Clear fiberglass is a good alternative, only a little more expensive and stronger and more durable. But it has maintenance costs and will need re-surfacing with resin. Rigid, double-wall plastic (Plexiglas) is a great greenhouse material. It's more expensive than either glass or fiberglass but lasts longer than fiberglass with proper care and doesn't break like glass. It suffers a little in transparency. Plastic film is a final greenhouse option. It's cheap and easy to use in construction but tears easy, is usually somewhat opaque and blocks a larger percentage of light.

Benefits

A greenhouse keeps out several garden pests, such as raccoons, rats and squirrels that can destroy a garden by digging up plants and eating flowers and vegetables. Another benefit to owning a greenhouse is the ability to start seeds earlier in the season under a controlled environment and extend the growing season further into fall by keeping the air inside a greenhouse warmer than outside air.

Greenhouse Accessories

Potting Benches

A Potting bench or gardening table is a kind of workbench used for small gardening tasks such as transplanting seedlings. A basic potting bench has a work surface at bench height, comfortable for a standing person; and storage for potting soil, pots, and tools. Since this type of furniture is often exposed to soil, water, and sunlight, it must be made from weather-resistant materials, such as cedar wood or plastic.

Grow Lights

Grow Lights are used in greenhouses when more sunlight is needed than occurs naturally. These lights emit a light that is similar to the sun and allows for photosynthesis. There are a few types of grow lights that are on the market. Fluorescent lights are inexpensive, accessible and small in size. Metal halide lights are good for use in the growing phases of plant growth. High pressure sodium lights are inexpensive and the most energy efficient types of grow lights.

Heaters

Heaters are a good way to ensure that plants are safe from cold nights and can extend the growing season in a greenhouse. Several types of heaters are available including electric heaters as well as heaters that run on natural gas or propane. Operating costs for each of these options are fairly similar, so it is simply a matter of what consumers find most convenient.

Gardening Pots

Gardening pots are used in greenhouses to hold the growing plants. They are made from a variety of materials including plastic, fiberglass, wood, concrete and stone. Plastic and fiberglass are lightweight and inexpensive but can crack easily. Wood pots are inexpensive and have a natural appearance but are susceptible to rot. Concrete pots are great for year round planting and hold water very well but extremely heavy. Stone pots have an attractive appearance and keep plant roots cool and aerated but are expensive and heavy.

Competition

The urban gardening trend continues to develop with media attention on local farming and community gardens. Our products address the need for growing vegetables, herbs and flowers in small urban spaces such as balconies, patios and backyards with limited space. We plan to target the North American garden hobbyists and health conscious people who are interested in growing fresh herbs and vegetables.

The urban gardening market is highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant national and multi-national leaders, both in up-scale and mass market urban gardening and greenhouse suppliers.  Competitive factors in the greenhouse and other urban gardening equipment manufacturing and distributing segments include product quality, marketing and distribution resources, customer service and support and price of product.  We will compete with a number of existing companies as well as new companies which may enter the market with new products.

Most of our competitors have longer operating histories, greater name recognition, larger and more established client bases and significantly greater financial and marketing resources than we do.  These competitors are able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients.  In addition, many of our current or potential competitors, such as Palram and Rion Greenhouses, have broad recognition and distribution channels that may be used to distribute competing handcrafted outdoor garden products directly to end-users or purchasers.

There are a number of manufacturers and distributors of greenhouses and other urban gardening products in North America.

One of the largest manufacturers of greenhouses is Palram, with manufacturing plants in the United States, China, England and Israel and corporate offices in over 12 countries. Palram produces several types of recreational greenhouses, the Master-Gro, HobbyGrower, Victorian Greenhouse, Lean-To Greenhouse and Snap and Grow, in a variety of sizes. In North America, Palram has distribution through major home improvement retailers such as Home Depot and Lowes, and online stores such as Amazon.com, Kmart.com and Sears.com.

Rion Greenhouses is another manufacturer of greenhouses as well as the largest distributor of greenhouses in the United States.  Rion Greenhouses produces greenhouses under fourteen different brands, including Julianna, EasyGrow, Halls and EcoGro. Greenhouses.com is Rion’s online store where all Rion’s brand greenhouses are sold. They also sell through other online stores such as Amazon.com, Garden.com and Walmart.com.

There are many other smaller independent manufacturers and distributors of greenhouses and gardening products in North America.

Due to limited financing and fierce competition we may not be able to generate sustainable revenues and will have to cease operations.

Our Business

Business Model

Greenhouse Solutions is a wholesaler/distributor of urban gardening kits and greenhouses in the North American market. We plan to create a catalogue of sought-after urban gardening products such as greenhouses, growing racks, potting accessories and other products that are intended for use in small urban spaces, such as balconies, patios and backyards with limited space. Consumers interested in getting started with gardening have to do a lot of research to determine what they need. Instead of buying individual components from retailers, they can purchase a kit based on their available square footage. The kit is easy to set up and comes with complete instructions on how to grow and take care of their plants. We do not manufacture the products we offer for sale.

We plan to utilize our directors’ knowledge and experience in the industry and establish Greenhouse Solutions as a leading supplier of urban gardening solutions. We plan to assemble and sell urban gardening kits for use in smaller spaces such as balconies, patios and small backyards.

Plan of Operations

Stage I – Offering Completion and Obtaining Initial Products

We expect to complete our offering within three to six months from the effective date of our registration statement.

We plan to attend several garden shows in order to determine customer demand for products to narrow our product offering.

If we sell the minimum number of shares, we will order our initial products. We plan to start with assembling three urban gardening kits – a small, “Kitchen Helper” for a balcony set up with 3-6 square feet of usable space; a medium, “Gardener's Solution” for a large balcony and patio set up with 10-15 square feet of usable space and a medium/large, “Chef’s Inspiration” for a small backyard set up with 20-35 square feet of usable space. We will take samples to consumer garden shows to determine customer demand. We plan to spend $800.00 on the initial samples and $3,000.00 for show expenses and sales materials. After the tradeshow, we will gauge consumer demand and determine our initial product list.

We are a startup company with no proven industry history and we cannot guarantee that we will be able to buy products for our urban gardening kits at favorable prices. As a result, our profit margin will be affected by the higher prices that we have to pay to manufacturers for products to go into our gardening kits. As of the date of this offering we have not signed any contracts or established relationships with manufacturers of greenhouse and gardening products. We plan to establish wholesale accounts with selected greenhouse and gardening product manufacturers upon successful completion of this offering. There is no guarantee that our application for wholesale accounts will be approved by the manufacturers. We may not be able to purchase products at favorable wholesale prices, which will negatively impact our business.

We plan to spend approximately $10,000 during Stage I and complete it within three to five months from the time we sell the minimum number of shares. This budgeted figure includes the cost of buying initial product samples, and attending at least one show. If we do not sell the minimum number of shares, we will be forced to postpone completion of our plan of operations.

Stage II – Establish initial list of products and start offering our products

We plan to finalize our initial list of products for sale after attending home and garden shows based on consumer interest. We will narrow our focus down to four to six greenhouse models, three urban gardening kits intended for use in small spaces and a range of accessories such as benches, tools, lighting to offer to consumers.

We have reserved the domain name www.greenhouselife.com and plan to develop and launch a consumer focused website where we will offer our products for sale to the general public. We plan to approach various retailers, such as Wal-Mart, Costco and various independent garden stores, to offer our urban gardening kits for listing. There is no guarantee that any retailers will list our products for sale at their stores.

We expect to spend approximately $3,500 on the Stage II of our Plan and complete it within three months upon completion of Stage I of our Plan.

Stage III – Brand Promotion

We plan to exhibit at consumer garden shows in the spring of 2011. If we sell the minimum number of shares, we will exhibit at 2 different gardening shows. We expect our costs for exhibiting to be $8,000-$10,000. Our goal for the shows is to increase product sales, build awareness of the Greenhouse Life brand and website and market research for future product offerings. If we sell the maximum amount of shares, we plan to exhibit at 3-5 gardening shows in the spring and fall of 2011 and expect our costs to be $15,000-19,000.

We expect to complete Stage III of our Plan within 3-4 months upon completion of Stage II of our plan.

Stage IV- Further Expansion

We plan to hire additional personnel, based on the activity level of our operations, product delivery requirements and our cash flow within twelve months from the effective date of our registration statement. In addition, to achieve our plans for future growth we will need to recruit, hire, train and retain other highly qualified sales and managerial personnel.  Competition for qualified employees is intense, and if we cannot attract, retain and motivate these additional employees, their absence could have a materially adverse effect on our business, financial condition or results of operations. All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering we will not be able to hire additional employees.

Future Operations

Our long-term, five-year plan is to increase our product offering and design and produce a line of custom greenhouses under the Greenhouse Life brand name. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan.

There are three key elements of our long term plan (five-year period):

-          Introduction of new urban gardening solutions based on consumer demand;

-          Introduction of custom made greenhouses under the Greenhouse Life brand name; and

-          Expansion into new sales territories, increasing number of distributors, and uncovering new distribution channels.

Financing

We intend to raise a minimum of $35,000 and up to a maximum of $350,000 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to meet our capital requirements for at least the next 12 months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Description of Property

We do not hold ownership or leasehold interest in any property.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Michael Grischenko	60	President, Chief Executive Officer, Director
Natalya Lastovka	55	Secretary, Treasurer, Chief Financial Officer, Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Greenhouse Solutions affairs.

Mr. Michael Grischenko has served as our President and Chief Executive Officer and a member of the Board of Directors since April 2009. Mr. Grischenko graduated from the Moscow State Technical University with degree in mechanical engineering. From 1985 to 1994 Mr. Grischenko had worked in research, engineering and manufacturing positions for

Rostmax Inc., where he has been responsible for developing several processes and products from the inception stage to the manufacturing stage.  From 1994 to present Mr. Grischenko has owned, grown, and operated Landscapes Unlimited, Corp. This private company provides a wide variety of landscaping services including computer imagery, landscape construction & design, and maintenance of commercial properties. Mr. Grischenko is not an officer or Director of any other reporting company.  Mr. Grischenko intends to devote approximately 35% of his business time to our affairs.

Ms. Natalya Lastovka has been our Director and a member of the Board of Directors since April 2009. Ms. Lastovka graduated from the Russian State Agricultural University with Degree in Horticulture. From 1992 to 2005, Ms. Lastovka has worked as a Greenhouse Manager for OOO Borem. Since 2005 to present Ms. Lastovka owns and operates her own Flower Wholesale business Grinland Inc. Ms. Lastovka is not an officer or Director of any other reporting company.  Ms. Lastovka intends to devote approximately 25% of her business time to our affairs.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on April 8, 2009 through March 31, 2010, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Michael Grischenko	2010	1,200	0	0	0	0	0	0	1,200 (i)
President, CEO

Natalya Lastovka, CFO,	2010	0	0	0	0	0	0	0	0
Secretary & Treasurer

(i)              The company's president provides management services to the company as per unwritten arrangement with the company. These services include: overseeing daily operations; corresponding with customers, vendors, business partners, professional firms and regulatory authorities; identifying potential products for our portfolio; monitoring the company’s reporting and compliance activities. During the period from April 8, 2009 (inception) to March 31, 2010, the company incurred $1,200 in management fees.

We have not entered into employment agreements with our directors and officers.

The following table sets forth information with respect to compensation paid by us to our directors during the period from inception on April 8, 2009 through March 31, 2010.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Michael Grischenko	0	0	0	0	0	0	0
Natalya Lastovka	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of March 31, 2010, and June 21, 2010, of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of March 31, 2010, and June 21 2010, there were 6,200,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

				Percent of	Percent of
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Class After Offering with Minimum Number of Shares Sold	Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)
Common	Michael Grischenko President, CEO, and Director	3,200,000	51.61	32.99	7.77
Common	Natalya Lastovka, Secretary, Treasurer, CFO and Director	3,000,000	48.39	30.93	7.28
	All Officers and Directors as a Group that consists of two persons	6,200,000	100.00	63.92	15.05
(1) - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000. We do not have any written agreements with our officers and directors.

The President of the Company provides management services to the Company. During the period from April 8, 2009 (inception) to March 31, 2010, management services of $1,200 were charged to operations. As of March 31, 2010, the Company owed to Directors of the Company $1,200 for management fees. Such amounts are unsecured, non-interest bearing, and have no terms for repayment.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Greenhouse Solutions Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Greenhouse Solutions, whether voluntary or involuntary, to share equally in the assets of Greenhouse Solutions available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Greenhouse Solutions' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Greenhouse Solutions’ common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Greenhouse Solutions does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Greenhouse Solutions’ financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

The re-sales of 35,000,000 shares of common stock registered in this Offering must either be registered or rely upon an exemption from registration. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 6,200,000 issued and outstanding shares have been held since October 30, 2009, and are subject to the sale limitations imposed by Rule 144.  Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Greenhouse Solutions Inc.

During the past five years, Mr. Grischenko and Mrs. Lastovka have not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Grischenko or Mrs. Lastovka were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Grischenko’s or Mrs. Lastovka’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  Directors, officers  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction.  We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included  in this  Prospectus  and the  Registration Statement  have been audited by Ronald R. Chadwick P.C., Registered Certified Public Accountants,  to the  extent  and for the  periods  set  forth in  their  report appearing  elsewhere in this document and in the  registration  statement  filed with the SEC,  and are  included  in reliance  upon such  report  given upon the authority of said firm as experts in auditing and accounting.

Harrison Law, P.A. our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

FINANCIAL STATEMENTS

Index to Consolidated Financial Statements, March 31, 2010 (Audited) …………………..……………..……………….F-1

GREENHOUSE SOLUTIONS INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

         Report of Registered Independent Auditors.......................................................................... F-2

         Financial Statements-

                  Consolidated Balance Sheet as of March 31, 2010....................................................... F-3

               Consolidated Statement of Operations for the Period From

               April 8, 2009 (Inception) Through March 31, 2010……….……….. …………...……….F-4

                  Consolidated Statement of Stockholders’ (Deficit) for the Period from

                  April 8, 2009 (Inception) Through March 31, 2010 ………..…………………...………..F-5

                  Consolidated Statement of Cash Flows for the Period From

                     April 8, 2009 (Inception) Through March 31, 2010.........................................................F-6

         Notes to Consolidated Financial Statements March 31, 2010....................................................F-7

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Greenhouse Solutions Inc.

Shelton, Connecticut

I have audited the accompanying consolidated balance sheet of Greenhouse Solutions Inc. (a development stage company) as of March 31, 2010 and the related consolidated statements of operations, stockholders' (deficit) and cash flows for the period from April 8, 2009 (inception) through March 31, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Greenhouse Solutions Inc. as of March 31, 2010 and the consolidated results of its operations and its cash flows for the period from April 8, 2009 (inception) through March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                                                                         /s/ Ronald R. Chadwick, P.C.

May 20, 2010                                                                                               RONALD R. CHADWICK, P.C.

GREENHOUSE SOLUTIONS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2010

ASSETS

2010
Current Assets:
Cash	$ 3,932

Total Assets	$ 3,932

LIABILITIES AND STOCKHOLDER'S ( DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$ 2,734
Due to related party	1,200

Total current liabilities	3,934

Total liabilities	3,934

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized;
6,200,000 issued and outstanding	6,200

(Deficit) accumulated during the development stage	(6,202)

Total stockholders' (deficit)	(2)

Total Liabilities and Stockholder's (Deficit)	$ 3,932

The accompanying notes to financial statements are

an integral part of these balance sheets

GREENHOUSE SOLUTIONS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 8, 2009 (INCEPTION)
THROUGH MARCH 31, 2010

For The Period From
April 8, 2009
(Inception) Through
March 31, 2010

Revenues, net	$ 5,764

Cost of Revenues	3,125

Gross Profit	2,639

Expenses:
General and administrative-
Accounting and audit fees	3,500
Consulting	1,000
Executive compensation	1,200
Organization costs	838
Other	2,303

Total operating expenses	8,841

(Loss) from Operations	(6,202)
-
Other Income (Expense)	-

Provision for income taxes	-

Net (Loss)	$ (6,202)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$ (0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	2,673,950

The accompanying notes to financial statements are

an integral part of these statements

GREENHOUSE SOLUTIONS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2009)
THROUGH MARCH 31, 2010

			(Deficit)
			Accumulated
			During the
	Common stock		Development
Description	Shares	Amount	Stage	Total

Balance - April 8, 2009	-	$ -	$ -	$ -

Common stock issued for cash	6,200,000	6,200	-	6,200

Net (loss) for the period	-	-	(6,202)	(6,202)

Balance -March 31, 2010	6,200,000	$ 6,200	$ (6,202)	$ (2)

The accompanying notes to financial statements are

an integral part of this statement.

GREENHOUSE SOLUTIONS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 8, 2009 (INCEPTION)
THROUGH MARCH 31, 2010

For The Period From
April 8, 2009
(Inception) Through
March 31 ,2010

Operating Activities:
Net (loss)	$ (6,202)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in Current Assets and Liabilities-
Accounts payable and accrued liabilities	2,734

Net Cash (Used in) Operating Activities	(3,468)

Financing Activities:
Proceeds form issuance of common stock	6,200
Loan from Director and stockholder	1,200

Net Cash Provided by Financing Activities	7,400

Net Increase in Cash	3,932

Cash - Beginning of Period	-

Cash - End of Period	$ 3,932

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -

Income taxes	$ -

The accompanying notes to financial statements are

an integral part of these statements.

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

1.            Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Greenhouse Solutions Inc. (the “Company” or “Greenhouse Solutions”) is a Nevada corporation in the development stage and has minimal operations. The Company was incorporated under the laws of the State of Nevada on April 8, 2009.  The Company is involved in sale and distribution of urban gardening products and greenhouses on the North American market.

    Principles of Consolidation

The Company's consolidated financial statements include the accounts of Greenhouse Solutions Inc., an Ontario, Canada, based company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

   Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has realized minimal revenues from operations.  The Company recognizes revenues when the sale and/or distribution of products is complete, risk of loss and title to the products have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.  Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. These incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

   Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the period ended March 31, 2010.

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Under SFAS No. 109, now encompassed under ASC 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Greenhouse Solutions establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts Greenhouse Solutions could realize in a current market exchange.  As of March 31, 2010, the carrying value of the Company’s financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

  Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

   Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment of Disposal of Long-lived Assets,” which was adopted effective January 1, 2002.  Under SFAS No. 144, now encompassed under ASC 350, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value. For the period ended March 31, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

   Advertising and Promotion

The Company expenses all advertising and promotion costs as incurred. The Company did not incur advertising and promotion costs for the period ended March 31, 2010.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying consolidated financial statements as general and administrative expenses, and are expensed as incurred.

Estimates

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

2.            Development Stage Activities and Going Concern

The Company is in the development stage, and has minimal operations. The Company is involved in sale and distribution of urban gardening products and greenhouses on the North American market.

During the period from April 8, 2009, through March 31, 2010, the Company was organized and incorporated, and conducted a capital formation activity to raise $6,200 through a stock subscription agreement.  The Company intends to conduct additional capital formation activities through the issuance of its common stock and to further conduct its operations.

While management of the Company believes that the Company will be successful in its planned operating activities under its business plan and capital formation activities, there can be no assurance that it will be successful in the sale and distribution of urban gardening products and greenhouses on the North American market, or the formation of sufficient capital such that it will generate adequate revenues to earn a profit or sustain its operations.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America, which contemplate continuation of the Company as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since inception.  Further, as of March 31, 2010, the Company had a working capital deficiency of $2.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

   3.     Capital Stock

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.  No other class of stock is authorized.

During the period from April 8, 2009 (inception) to March 31, 2010, the Company issued 6,200,000 shares of common stock at $0.001 per share to its Directors and officers for total proceeds of $6,200.

As of March 31, 2010, the Company had not issued any shares, granted any stock options, or recorded any share-based compensation.

   4.      Income Taxes

The provision (benefit) for income taxes for the period ended March 31, 2010, was as follows: (assuming a 15% effective tax rate)

2010

Current Tax Provision:
Federal and state-
Taxable income	$ -

Total current tax provision	$ -

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$ 930
Change in valuation allowance	(930)

Total deferred tax provision	$ -

The Company had deferred income tax assets as of March 31, 2010 as follows:

2010

Loss carryforwards	$ 930
Less - Valuation allowance	(930)

Total net deferred tax assets	$ -

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

There were no temporary differences between the Company’s tax and financial bases that result in deferred tax assets, except for the Company’s net operating loss carryforwards amounting to approximately $6,202 as of March 31, 2010, which may be available to reduce future year’s taxable income.

These carryforwards will expire, if not utilized, commencing in 2030.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company’s limited operating history and continuing losses.  Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

5.     Related Party Transactions

The President of the Company provides management services to the Company. During the period ended March 31, 2010, management services of $1,200 were charged to operations.

As of March 31, 2010, the Company owed to Directors of the Company $1,200 for management fees. Such amounts are unsecured, non-interest bearing, and have no terms for repayment.

    6.     Recent Accounting Pronouncements

A new FASB standard - Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions” (“No. 164”) was issued on May 22, 2009.  No. 164, now encompassed under ASC 820, is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.       Determines whether a combination is a merger or an acquisition.

b.      Applies the carryover method in accounting for a merger.

c.       Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.

d.      Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending Statement No. 142, “Goodwill and Other Intangible Assets,” to make it fully applicable to not-for-profit entities.

No. 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisitions date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of Greenhouse Solutions does not expect the adoption of this pronouncement to have material impact on its financial statements.

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

A new FASB standard -Statement No. 165, “Subsequent Events” (“No. 165”) was issued on May 28, 2009.  No. 165, now encompassed under ASC 855, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, No. 165 provides:

1.      The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.      The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.

3.      The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of Greenhouse Solutions does not expect the adoption of this pronouncement to have material impact on its financial

A new FASB standard - Statement No. 166, “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No. 140” (“No. 166”) was issued in June 2009.  No. 166, now encompassed under ASC 860, is a revision to the Statement No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.

 This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009.  The management of Greenhouse Solutions does not expect the adoption of this pronouncement to have a material impact on its financial statements.

A new FASB standard - Statement No. 167, "Amendments to FASB Interpretation No. 46(R)" (“No. 167”) was issued in June 2009.  No. 167, now encompassed under ASC 810, amends certain requirements of Interpretation No. 46(R), “Consolidation of Variable Interest Entities” and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.

This statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  The management of Greenhouse Solutions does not expect the adoption of this pronouncement to have a material impact on its financial statements.

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

A new FASB standard-Statement No.168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("No. 168") was issued in June 2009.  No. 168, now encompassed under ASC 105, establishes the Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental U.S. generally accepted accounting principles (“GAAP”).  The Codification did not change GAAP but reorganizes the literature.

No. 168 is effective for interim and annual periods ending after September 15, 2009.  The management of Greenhouse Solutions does not expect the adoption of this pronouncement to have a material impact on its financial statements.

An Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” (“Update No. 2009-04”) was issued in August 2009. The Update No.2009-004 represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value” (“Update No.2009-05”) was issued in August 2009. The Update No.2009-05 provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99” (“Update No.2009-08”) was issued in September 2009. The Update No.2009-08 represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees” (“Update 2009-09”) was issued in September 2009.  This Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)” (Update No.2009-12) was issued in September 2009.  The Update No.2009-12 provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash” (“The Update No.2010-01”) was issued in January 2010. The Update No.2010-01 clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the

GREENHOUSE SOLUTIONS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

Accounting Standards codification. The amendments in this Update also provide a technical correction to the Accounting Standards Codification. The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

An Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification” (“Update No. 2010-02”) was issued in January 2010.  The Update No.2010-02 provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1. A subsidiary or group of assets that is a business or nonprofit activity

2. A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3. An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.      Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.      Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions. If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Greenhouse Solutions Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates except for the registration fee.

Accounting and audit fees	$4,500
Edgar filing fees	800
Legal fees and expenses	2,500
Securities and Exchange Commission registration fee	25
Transfer Agent Fees	750

Total:	$8,575

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 6,200,000 shares of our common stock at a price of $0.001 per share to our Directors Michael Grischenko (3,200,000) and Natalya Lastovka (3,000,000) on October 30, 2009.  The total amount received from this Offering was $6,200.  We completed this offering pursuant to Regulation S of the Securities Act.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

 (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion
23.1	Consent of Independent Registered Public Accounting Firm

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

      (a)  include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

      (c)  include any additional or changed material information on the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of  the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the  securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)                any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

     (ii)          any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

    (iii)         the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv)        any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses  incurred  or paid by one of our  Directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our Directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, on June 21, 2010.

GREENHOUSE SOLUTIONS INC.

By:	/s/ Michael Grischenko
Michael Grischenko,
President, Chief Executive Officer (Principal Executive Officer) and Director

By:	/s/ Natalya Lastovka
Natalya Lastovka,
Secretary, Chief Financial Officer (Principal Accounting Officer) and Director

POWER OF ATTORNEY

We, the undersigned officers and Directors of  Greenhouse Solutions Inc., hereby severally constitute and appoint Michael Grischenko and Natalya Lastovka, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Michael Grischenko	President, CEO and Director	June 21, 2010
Michael Grischenko
/s/ Natalya Lastovka	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	June 21, 2010
Natalya Lastovka

II-IV